Exhibit 32.2

        In connection with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 as filed by Las Vegas Sands Corp. with the Securities and Exchange Commission on the date hereof (the “Report”), I certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Las Vegas Sands Corp.

Date:   November 14, 2005

By: /s/ Scott D. Henry —————————————— Name: Scott D. Henry Title: Senior Vice President and Chief Financial Officer